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                                                                    EXHIBIT 10.3

                              DATED  24 June 2000



                          DERBY CYCLE CORPORATION (1)

                          STURMEY-ARCHER LIMITED (2)


                                      and


                              LENARK LIMITED (3)





                ----------------------------------------------

                                   AGREEMENT
                    for the sale and purchase of the entire
                            issued share capital of
                       THE WRIGHT SADDLE COMPANY LIMITED

                ----------------------------------------------



                                 Clyde&co
                                Beaufort House
                                Chertsey Street
                                   Guildford
                                Surrey GU1 4HA
                           Tel: +44 (0) 1483 555 555
                           Fax: +44 (0) 1483 567 330
                           Ref: RKV/TWM/0002912
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
                                   CONTENTS

1.  INTERPRETATION........................................................  3

2.  SALE AND PURCHASE.....................................................  6

3.  CONSIDERATION.........................................................  6

4.  COMPLETION............................................................  6

5.  LIABILITIES ARISING OUT OF BUSINESS TRANSFER..........................  9

6.  ACCURACY OF REPLIES TO ENQUIRIES AND TITLE WARRANTIES................. 10

7.  CONDITION............................................................. 11

8.  LENARK GUARANTEE...................................................... 11

9.  ANNOUNCEMENTS......................................................... 12

10. COMPETITION........................................................... 12

11. FURTHER ASSURANCE..................................................... 13

12. GENERAL............................................................... 13

13. ASSIGNMENT............................................................ 14

14. NOTICES............................................................... 14

15. GOVERNING LAW AND JURISDICTION........................................ 15

SCHEDULE 1................................................................ 16

  The Company............................................................. 16

SCHEDULE 2................................................................ 17

  Title Warranties........................................................ 17



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THIS AGREEMENT is made on 24 June 2000

BETWEEN:

(1) DERBY CYCLE CORPORATION a Delaware, USA corporation whose principal place of business is at 300 Stamford Place, Stamford, Connecticut CTO 8902 - 6765, USA ("Derby");

(2) STURMEY-ARCHER LIMITED (registered in England and Wales No. 284648) whose registered office is at Triumph Road, Nottingham NG7 2GL (the "Vendor"); and

(3) LENARK LIMITED (registered in England and Wales No. 3565078) whose registered office is at Suite 4, 33a High Street, Heathfield TH21 8HU (the "Purchaser").

IT IS AGREED as follows:

1.   Interpretation

1.1 In this Agreement, unless the context otherwise requires, the following expressions have the following meanings:

     "Act"             the Companies Act 1985;

     "Associate"       any person, firm or company which is a connected person
                       (as defined in section 839 of ICTA) of the Vendor;

     "Business Day"    a day other than a Saturday or Sunday or public holiday
                       in England and Wales;

                                       3
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"Company"                  The Wright Saddle Company Limited, brief details of
                           which are set out in Schedule 1;

"Completion"               completion of the sale and purchase of the Shares in
                           accordance with the terms of this Agreement;

"Encumbrance"              a mortgage, charge, pledge, lien, option,
                           restriction, right of first refusal, right of pre-emption, third party right or interest, other encumbrance or security interest of any kind, or another type of preferential arrangement (including a title transfer and retention arrangement) having similar effect;

"Offer" an offer proposed to be made on the date of this agreement by the Vendor (1) to the Company (2) relating to the transfer of business and assets by the Vendor to the Company;

"Purchaser's Group"        the Purchaser and any subsidiary or holding company
                           of the Purchaser and any subsidiary of any such holding company;

"Purchaser's Solicitors"   Clyde & Co of Beaufort House, Chertsey Street,
                           Guildford, Surrey GU1 4HA Ref: RKV/TWM/0002912;

"Shares"                   the whole of the issued share capital of the Company;

"Title Warranties"         the statements contained or referred to in clause

                                       4
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                              6 and set out in Schedule 2;

     "Vendor's Solicitors"    Wragge & Co of 55 Colmore Row, Birmingham
                              B3 2AS.

1.2  Words and phrases, the definitions of which are contained or referred to in
     Part XXVI of the Act, shall be construed , where the context admits, as having those meanings in this Agreement.

1.3 References to statutory provisions shall be construed as references to those provisions as respectively replaced, amended or re-enacted or as their application is modified by other provisions from time to time (whether before or after the date of this Agreement) and shall include any provisions of which they are re-enactments (whether with or without modification) and any subordinate legislation made under such provisions provided that such a replacement, re-enactment, amendment or modification shall not operate to increase the liability of either of the parties or to render any obligation of either party under this agreement more onerous.

1.4 A reference to a document or agreement "in the agreed form" means in the form of the draft of the document or agreement signed for the purposes of identification by or on behalf of the parties to it with such alterations (if any) as may subsequently be agreed by or on behalf of such parties.

1.5 Any phrase introduced by the terms "including", "include", "in particular" or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms.

1.6 Unless otherwise stated, references to clauses and schedules are to clauses of and schedules to this Agreement, references to paragraphs are references to paragraphs in the clause or schedule in which the reference appears and references to this Agreement include the schedules.

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1.7  Words importing the singular include the plural and vice versa, words importing any gender include every gender and references to persons include individuals, bodies corporate, unincorporated associations and partnerships.

1.8 The headings to the clauses of this Agreement do not affect its interpretation.

1.9 The Interpretation Act 1978 shall apply to this Agreement in the same way as it applies to an enactment.

2.   Sale and purchase

2.1 The Vendor shall sell and Derby shall procure such sale with full title guarantee and the Purchaser shall purchase the Shares fully paid and free from all Encumbrances and together with all benefits and rights attaching to the Shares, including all dividends and other distributions declared, paid or made on or after the date of this Agreement.

2.2 The Vendor irrevocably waives any pre-emption rights it may have in relation to any of the Shares under the articles of association of the Company or otherwise.

3.   Consideration

3.1 The consideration payable to the Vendor in respect of the sale of the Shares shall be the sum of (Pounds)10 which sum shall be payable in cash on Completion.

3.2 The consideration payable to Derby in respect of it undertaking to perform its obligations under this Agreement shall be the sum of (Pounds)10 which sum shall be payable in cash on Completion.

4.   Completion

4.1 Completion shall take place at the offices of the Purchaser's solicitors immediately

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      after the condition set out in clause 7 has been satisfied.

4.2 On Completion the Vendor will deliver and Derby shall procure the delivery to the Purchaser's Solicitors:

      (a) duly executed transfers of the Shares in favour of the Purchaser (or as it directs) together with any power of attorney under which such transfers have been executed;

      (b)  the certificates representing the Shares;

      (c) any waiver, consent or other document necessary to give the Purchaser (or its nominee) full legal and beneficial ownership of the Shares;

      (d) duly executed transfers in favour of the Purchaser (or as it directs) of all shares in the Subsidiaries not registered in the name of the Company, together with the relevant share certificates;

      (e) the written resignations, executed as a deed, of the directors and the secretary of the Company, in each case acknowledging that he has no outstanding claim against the Company whether for loss of office or otherwise; and

      (f) a print of a resolution of the members of the Vendor for delivery to Companies House changing the name of the Vendor to SAL Limited or such other name as may be agreed between the parties.

4.3 The Vendor and Derby will procure delivery at the property of the following to the Purchaser (or as it may direct):

      (a) the certificate of incorporation and common seal of the Company and each register, minute book and other book required to be kept by the Company under the Act duly made up to Completion;

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      (b)  all financial and accounting books and records relating exclusively to the Company;

      (c) copies of statements for all bank accounts (if any) of the Company made up to a date not more than two Business Days prior to Completion and bank reconciliation statements in respect of each such account for the period up to (and including) Completion;

      (d) all current cheque books, credit cards, paying books and unused cheques of the Company; and

      (e) releases in a form satisfactory to the Purchaser of all mortgages or charges affecting the Shares.

4.4 The Vendor and Derby will, and will procure that the Associates will, repay all monies owing by it to the Company save for the intra-group loan of (Pounds)176,025 from the Company to the Vendor and will execute a Deed of Release, in the agreed form, releasing the Company from any Liabilities which may be owing to the Vendor or Derby by the Company.

4.5 The Vendor and Derby will procure that a board meeting of the Company is held at which the directors of the Company shall resolve to:

      (a) register the transfers referred to in clause 4.2(d) (subject to stamping);

      (b) change the Company's registered office to a place nominated by the Purchaser;

      (c)   change the Company's accounting reference date to 30 June;

      (d) appoint such persons as the Purchaser nominates as directors and/or secretary

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            of the Company; and

     (e)    accept the resignations referred to in clause 4.2(e).

4.6 The Purchaser will not be obliged to complete the purchase of any of the Shares unless:

     (a)  the Vendor and Derby comply with all their obligations under clauses
          4.2 to 4.5; and

     (b)  the purchase of all the Shares is completed simultaneously.

4.7 Upon completion of the matters referred to in clauses 4.1 to 4.5 the Purchaser shall pay the consideration stated in clause 3.1 in cash to the Vendor or as the Vendor directs in writing and the consideration stated in clause 3.2 in cash to Derby or as Derby directs in writing or in respect of both sums, to the Vendor's solicitors.

5.   Liabilities arising out of business transfer


5.1 Save for those liabilities expressly transferred thereby the Vendor and Derby shall indemnify and keep indemnified the Purchaser and the Company against any Liabilities of the Company arising as a result of the acceptance by the Company of the Offer (including without limitation those liabilities of the Company arising as a consequence of the acceptance of the Offer in conjunction with the performance of the terms of this Agreement.

5.2 Without limitation of the generality of clause 5.1 above, the Vendor and Derby shall indemnify and keep indemnified the Purchaser and the Company against any liability to stamp duty arising on or in connection with the acceptance of the Offer, including the amount of any interest and/or penalties thereon. The Purchaser shall not, and shall procure that the Company shall not, present for stamping any document in connection with the acceptance of the Offer unless in the reasonable opinion of the Purchaser

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     such stamping is required for the enforcement of rights thereunder or is required by a bona fide proposed purchaser of such rights.

5.3 Without limitation to the generality of the foregoing the Vendor and Derby shall indemnify and keep indemnified the Purchaser against any liability of the Company or the Purchaser arising from any obligation to present this agreement (but not any stock transfer form in respect of the Transfer of shares in the Company from the Vendor to the Purchaser pursuant to this Agreement) for stamping in connection with the acceptance of the Offer.

6.   Accuracy of Replies to Enquiries and Title Warranties

6.1 The Vendor and Derby warrant, to the Purchaser that each of the Title Warranties is true and accurate and not misleading as at the date of this Agreement and that the Title Warranties shall continue to be true and accurate and not misleading up to and as at the date of Completion.

6.2 The Title Warranties shall remain in full force and effect notwithstanding Completion.

6.3 The Vendor and Derby shall have no liability in respect of any claim brought for breach of the Title Warranties unless such claim is notified in writing to the Vendor within 24 months after the date of this Agreement together with reasonable details of such claim.

6.4 The Vendor and Derby shall have no liability in respect of any claim by the Purchaser for a breach of the Title Warranties unless the aggregate amount of all claims for breach of those Title Warranties exceeds (Pounds)2,000 in which case the Vendor and Derby will be liable for the whole amount of the claim and note merely the excess.

6.5 The aggregate liability of the Vendor and Derby in respect of all claims for breach of warranty under this Agreement shall in no circumstances exceed (Pounds)2,000,000.

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7.   Condition


7.1 Completion shall be conditional upon the production to the Purchaser's Solicitors of releases in a form satisfactory to the Purchaser of all mortgages or charges affecting the Shares.

7.2 If the Vendor shall have failed to produce the releases referred to in clause 7.1 above to the Purchaser's Solicitors on or before 30 June 2000, the Purchaser shall have the option to:

     (a) defer Completion to such date and time as the Purchaser may notify in writing to the Vendor, but in no case shall that date and time be later than 11.59 pm on 28th July 2000; or

     (b)  terminate this Agreement forthwith;

7.3 If the Purchaser shall have deferred a Completion to a time and date falling after 30 June 2000 in accordance with clause 7.2(a) above, and the Vendor shall have failed on or before that time and date to have satisfied the conditions set out in clause 7.1, then this Agreement shall terminate and be of no further affect.

8.   Lenark Guarantee


8.1 The Purchaser hereby covenants with the Vendor that it shall guarantee the performance by the Company of its obligations arising as a result of its acceptance of the Offer and shall indemnify the Vendor against all costs, expenses, damages and losses arising out of any failure to perform such obligations.

8.2 The obligations and liabilities expressed to be undertaken by the Purchaser under the guarantee are those with primary obligor and not merely as a surety.

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8.3  The Vendor shall not be obliged before taking steps to enforce the guarantee in this clause 8 to do any of the following:

     (a) take action or obtain judgement in any court against the Company or any other person;

     (b) make or file any claim in a bankruptcy, liquidation, administration or insolvency of the Company or any other person; or

     (c) make, demand, enforce or seek to enforce any claim, right or remedy against the Company or any other person.

9.   Announcements

9.1 Subject to clause 9.2, neither party may make any public announcement or disclosure or issue any communication or publicity relating to the subject matter or terms of this Agreement without first obtaining the other party's written consent, which shall not be unreasonably withheld or delayed.

9.2 Clause 9.1 shall not apply to any announcement, disclosure, communication or publicity required by law, tax authority, any stock exchange regulation provided that the party required to make or issue it has if practicable consulted with and taken into account the reasonable requirements of the other party.

10.  Competition

10.1 The parties shall procure that as soon as reasonably practicable this Agreement is notified to the Director General of Fair Trading in accordance with the Competition Act 1998 and/or to the Commission of the European Communities in accordance with Regulation 17 of 1962 of the Council of the European Communities, if notification is considered reasonably necessary by any of the parties.

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10.2  The parties shall procure that as soon as reasonably practicable and in any event no later than four months after Completion is notified to the Director General of Fair Trading pursuant to the Fair Trading Act 1973, if notification is considered reasonably necessary by any of the parties.

10.3 The parties shall procure that the Agreement is notified to the Commission of the European Communities no later than one week after Completion if the acquisition constitutes a "concentration having a Community dimension" within the meaning of Regulation 4069/89/EEC as amended.

11.   Further assurance

      The Vendor and Derby shall use all reasonable endeavours at its cost to do, or procure to be done, all further acts and things and execute, or procure the execution of, any other documents which the Purchaser may from time to time require for the purpose of vesting full title in the shares in the Purchaser.

12.   General

12.1 No variation of this Agreement or any of the documents referred to in it shall be effective unless it is in writing and signed by or on behalf of each of the parties.

12.2 All provisions of this Agreement shall, to the extent it remains to be performed, continue in full force and effect notwithstanding Completion.

12.3 The rights and remedies of the Purchaser under this Agreement are cumulative and are not exclusive of rights or remedies provided by law or otherwise.

12.4 A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement.

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12.5  The failure to exercise or delay in exercising any right or remedy provided by this Agreement will not be construed as a waiver and no single or partial exercise of any right or remedy under this Agreement will prevent the further exercise or enforcement of the right or remedy.

12.6 If any term or provision of this Agreement is held to be illegal or unenforceable, in whole or in part, under any enactment or rule of law, that term or provision shall to that extent be deemed not to form part of this Agreement but the enforceability of the remainder of this Agreement shall not be affected.

12.7 This Agreement (including any documents referred to herein as being in the agreed terms or required to be executed or delivered hereunder or acknowledged and signed by both parties as being part of the Agreement) constitutes the entire Agreement between the parties. No parties relied on any representation or warranty except as expressly set out in this Agreement. Each party unconditionally waives any right it may have to claim damages against the other on the basis of any statement made by the other (whether carelessly or not) not set out or referred to in this Agreement (or breach of any warranty given by the other not set out or referred to) and nothing in this Agreement shall operate to restrict the liability of the Vendor or Derby in the case of fraud or fraudulent misrepresentation.

13.   Assignment

      No party may assign or transfer or purport to assign or transfer any of its rights or obligations under this Agreement.

14.   Notices

14.1 Any notice or other communication given under this Agreement shall be in writing and shall be delivered personally or sent by first class pre-paid recorded delivery or registered post or by fax to the parties' respective registered offices or other addresses set out in this Agreement or as otherwise notified by them from time to time (in

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      accordance with the provisions of this clause).

14.2 In the absence of evidence of earlier receipt, a notice or other communication is deemed given:

      (a) if delivered personally, when left at the address referred to in clause 14.1;

      (b)  if sent by post, two Business Days from the date of posting; and

      (c)  if sent by fax, on completion of its transmission.

14.3 In proving the giving of a notice it shall be sufficient to prove that the notice was left or that the envelope containing such notice was properly addressed and posted or that the fax was transmitted to the fax number of the relevant party.

15.   Governing law and jurisdiction

15.1 This Agreement shall be governed by and construed in accordance with English law.

15.2 The parties irrevocably agree to submit to the exclusive jurisdiction of the courts of England to settle any disputes which may arise out of or in connection with this Agreement.

15.3 Process by which any proceedings are commenced in England may be served on the Guarantor by being delivered to the Vendor's Solicitors (Ref: ATLS). Nothing contained in this clause affects the right to serve process in any other manner permitted by law.

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                                  Schedule 1
                                  The Company

 1.  Registered number:               323796

 2.  Date of incorporation:           02 February 1937

 3.  Place of incorporation:          England & Wales

 4.  Authorised share capital:        (Pounds)170,625 divided into 1,706,250
                                      Ordinary Shares of (Pounds)0.10 each

 5.  Issued share capital:            (Pounds)170,625 divided into 1,706,250
                                      Ordinary Shares of (Pounds)0.10 each

 6.  Registered office:               Triumph Road, Nottingham, NG7 2GL

 7.  Principal business address:      As above

 8.  Directors:                       Derby Holding Limited

 9.  Secretary:                       Paul Robert Smith

 10. Accounting reference date:       31 December

 11. Auditors:                        N/A

 12. Tax residence:                   United Kingdom

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                                   Schedule 2
                                Title Warranties



1.  The Vendor is the beneficial owner and registered holder of all the Shares.

2. There is no Encumbrance and there is no agreement, arrangement or obligation to create or give an Encumbrance in relation to any of the Shares.

3. The Vendor has full power and authority and has taken all action necessary to enter into, deliver and perform this Agreement and the documents to be delivered by the Vendor at Completion and to sell and transfer all the Shares to the Purchaser on the terms of this Agreement without the consent of any third party.

4. The obligations of the Vendor under this Agreement and the documents to be executed by the Vendor at Completion are (or will when executed constitute) valid and binding obligations enforceable in accordance with their terms.

5. No person has claimed to be entitled to an Encumbrance or any benefit under any Encumbrance in relation to any of the Shares.

6. The Vendor is not insolvent or bankrupt or unable to pay its debts as they fail due.

7. The Company has not traded since 23rd June 1986 and has no assets or liabilities whatsoever (except for the intra-group loan of (Pounds)176,025 owed to the Company by the Vendor).

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EXECUTED by the parties

SIGNED by                    )
for and on behalf of         )
DERBY CYCLE CORPORATION      )



SIGNED by                    )
for and on behalf of         )
STURMEY-ARCHER LIMITED       )



SIGNED by                    )
for and on behalf of         )
LENARK LIMITED               )

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